FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY'S LRAD SELECTED BY THE

U.S. NAVY AND U.S. ARMY AS THEIR ACOUSTIC HAILING AND WARNING DEVICE FOR SMALL VESSELS AND VEHICLES

Increasing LRAD Orders Expected from the U.S. Navy and U.S. Army

SAN DIEGO, CA, May 23, 2007 - American Technology Corporation (ATC) (NASDAQ: ATCO), a leading innovator of directed sound products and solutions, announced today its LRAD 500 has been selected by the U.S. Navy and U.S. Army as their acoustic hailing and warning device for small vessels and vehicles. The decision comes after more than a year of testing by the U.S. Navy and U.S. Army of LRAD and other hailing and warning products. This decision paves the way for ATC's proprietary LRAD 500 to become a program of record and for increasing orders from the U.S. Navy and U.S. Army.

In 2002, ATC created the directed acoustic hailing and warning device market with the introduction of its LRAD products and technology. LRAD communicates in excess of 500 meters with authority and high intelligibility through vocal commands and powerful warning tones to influence behavior, gain compliance, and determine intent. ATC's proprietary technology achieves high intensity 15 - 30 degree beam directionality with very low power. LRADs are currently deployed in a variety of government, military and commercial security applications around the world, including military deployments with the U.S. Marine Corps, U.S. Army, and U.S. Navy.

"We are gratified with the decision of the U.S. Navy and U.S. Army and their validation of LRAD technology," remarked Tom Brown, president and CEO of ATC. "Their selection of our LRAD 500 is another milestone in LRAD's acceptance as the directed acoustic hailing and warning device of choice for military, security and commercial interests worldwide."

About American Technology Corporation

San Diego-based American Technology Corporation (NASDAQ: ATCO) provides directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC's Long Range Acoustic Devices (LRAD) have been in use since 2003 by the U.S. Army, Navy and Marines in the Middle East and Iraq. LRAD systems are also in use by police departments, cruise lines, commercial maritime vessels, the U.S. Border Patrol and the National Guard. For more information on American Technology Corporation and its directed sound products and technologies, please go to www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the company's Form 10-K for the year ended September 30, 2006 and the company's Form 10-Q for the quarter ended March 31, 2007. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

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FOR FURTHER INFORMATION CONTACT:

Investor Relations:

Robert Putnam

(858) 676-0519

robert@atcsd.com